QuickLinks -- Click here to rapidly navigate through this document

Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)
101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

TIME WARNER TELECOM HOLDINGS INC.1
(Exact name of obligor as specified in its charter)

Delaware	84-1500624
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Park Ridge One 10475 Park Meadows Drive Littleton, Colorado	80124
(Address of principal executive offices)	(Zip code)

9.25% Senior Notes due 2014
(Title of the indenture securities)

1
See Table 1—List of additional obligors

Table 1—List of Additional Obligors

        Address of each of the additional obligors listed below is Park Ridge One, 10475 Park Meadows Drive, Littleton, Colorado 80124.

Name of Additional Registrant	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Time Warner Telecom Inc.	Delaware	4813	84-1500624
Time Warner Telecom Holdings II LLC	Delaware	4813	84-1556315
Time Warner Telecom General Partnership	Delaware	4813	06-1363372
Time Warner Telecom of Illinois LLC	Delaware	4813	91-2029436
Time Warner Telecom of Colorado LLC	Delaware	4813	84-1544704
Time Warner Telecom of Minnesota LLC	Delaware	4813	84-1544705
Time Warner Telecom of North Carolina L.P.	Delaware	4813	06-1387494
Time Warner Telecom of South Carolina LLC	Delaware	4813	84-1544706
Time Warner Telecom of California, L.P.	Delaware	4813	06-1363377
Time Warner Telecom of Florida, L.P.	Delaware	4813	06-1363374
Time Warner Telecom of Ohio, LLC	Delaware	4813	06-1374299
Time Warner Telecom of Texas, L.P.	Delaware	4813	06-1392228
Time Warner Telecom of Wisconsin, L.P.	Delaware	4813	06-1402565
Time Warner Telecom of Idaho LLC	Delaware	4813	84-160869
Time Warner Telecom of Nevada LLC	Delaware	4813	84-1560861
Time Warner Telecom of New Mexico LLC	Delaware	4813	84-1560860
Time Warner Telecom of Oregon LLC	Delaware	4813	84-1560859
Time Warner Telecom of Utah LLC	Delaware	4813	84-1560856
Time Warner Telecom of Washington LLC	Delaware	4813	84-1560870
TW Telecom L.P.	Delaware	4813	01-0548323
Time Warner Telecom of Arizona LLC	Delaware	4813	84-1560848
Time Warner Telecom of Georgia, L.P.	Delaware	4813	06-1374294
Time Warner Telecom of Hawaii, L.P.	Delaware	4813	06-1392225
Time Warner Telecom of Indiana, L.P.	Delaware	4813	06-1457291
Time Warner Telecom of the Mid-South LLC	Delaware	4813	06-1363373
Time Warner Telecom of New Jersey, L.P.	Delaware	4813	06-138255
Time Warner Telecom-NY, L.P.	Delaware	4813	06-1374289

Item 1.    General Information.    Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Treasury Department
    Washington, D.C.

    Federal Deposit Insurance Corporation
    Washington, D.C.

    Federal Reserve Bank of San Francisco
    San Francisco, California 94120

  (b)
  Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.    If the obligor is an affiliate of the trustee, describe each such affiliation.

        None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee.    Not applicable.

Item 16.    List of Exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**
Exhibit 3.	See Exhibit 2
Exhibit 4.	Copy of By-laws of the trustee as now in effect.
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

*
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

**
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 27th day of May 2005.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ JEFFERY T. ROSE Jeffery T. Rose Vice President

EXHIBIT 4

BY-LAWS
OF
WELLS FARGO BANK, NATIONAL ASSOCIATION
(As amended May 24, 2005)

ARTICLE I

Meetings of Shareholders

        Section 1.1    Annual Meeting.    The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting shall be held at the main office of the Association in Sioux Falls, South Dakota, or such other place as the Board of Directors may designate, at 2:00 p.m., on the second Thursday of January in each year. If for any cause the annual meeting of shareholders for the election of directors is not held on the date fixed in this by-law, such meeting may be held at some other time designated by the Board of Directors, notice thereof having been given in accordance with the requirements of 12 U.S.C. §75, and the meeting conducted according to the provisions of these by-laws.

        Section 1.2    Special Meetings.    Except as otherwise specifically provided by statute, special meetings of shareholders may be called for any purpose at any time by the Board of Directors, the Chairman of the Board, if any, the President, or any one or more shareholders owning in the aggregate not less than twenty-five percent of the then outstanding shares, as provided in Article IV of the Articles of Association.

        Section 1.3    Notice of Meetings.    A notice of each annual or special shareholders' meeting, setting forth the time, place, and purpose of the meeting, shall be given, by first-class mail, postage prepaid, to each shareholder of record at least ten days prior to the date on which such meeting is to be held; but any failure to mail such notice of any annual meeting, or any irregularity therein, shall not affect the validity of such annual meeting or of any of the proceedings thereat. Notwithstanding anything in these by-laws to the contrary, a valid shareholders' meeting may be held without notice whenever notice thereof shall be waived in writing by all shareholders, or whenever all shareholders shall be present or represented at the meeting.

        Section 1.4    Quorum.    The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, and may transact any business except such as may, under the provisions of law, the Articles of Association, or these by-laws, require the vote of holders of a greater number of shares. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At any such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally called.

        Section 1.5    Proxies and Voting Rights.    At each meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder, which proxy shall be valid for that meeting or any adjournments thereof, shall be dated, and shall be filed with the records of the meeting. No officer or employee of this Association may act as proxy. Each shareholder shall have one vote for each share of stock having voting power which is registered in his name on the books of the Association. Voting for the election of directors and voting upon any other matter which may be brought before any shareholders' meeting may, but need not, be by ballot, unless voting by ballot be requested by a shareholder present at the meeting.

        Section 1.6    Proceedings and Record.    The Chairman of the Board, if any, shall preside at all meetings of the shareholders or, in case of his absence or inability to act, the President or, in case of the absence or inability to act of both of them, any Vice President may preside at any such meeting. The presiding officer shall appoint a person to act as secretary of each shareholders' meeting; provided, however, that the shareholders may appoint some other person to preside at their meetings or to act as secretary thereof. A record of all business transacted shall be made of each shareholders' meeting showing, among other things, the names of the shareholders present and the number of shares of stock held by each, the names of the shareholders represented by proxy and the number of shares held by each, the names of the proxies, the number of shares voted on each motion or resolution and the number of shares voted for each candidate for director. This record shall be entered in the minute book of the Association and shall be subscribed by the secretary of the meeting.

        Section 1.7    Action Without a Meeting.    Any action required or permitted to be taken at a meeting of the shareholders of the Association may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action.

ARTICLE II

Directors

        Section 2.1    Board of Directors.    The Board of Directors (hereinafter referred to as the "Board") shall have power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by the Board.

        Section 2.2    Number and Qualifications.    The Board shall consist of not less than five nor more than twenty-five persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board may not increase the number of directors to a number which (i) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less; and (ii) exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

        Each director shall, during the full term of his directorship, be a citizen of the United States. Each director, during the full term of his directorship, shall own a minimum of $1,000 par value of stock of this Association or an equivalent interest, as determined by the Comptroller of the Currency, in any company which has control over this Association within the meaning of Section 2 of the Bank Holding Company Act of 1956, as amended.

        Section 2.3    Organization Meeting.    A meeting of the newly elected Board shall be held, without notice, immediately following the adjournment of the annual meeting of the shareholders, or at such other time and at such place to which said meeting may be adjourned. No business shall be transacted at any such meeting until a majority of the directors elected shall have taken an oath of office as prescribed by law, and no director elected shall participate in the business transacted at any such meeting of the Board until he shall have taken said oath. If at any such meeting there is not a quorum of the directors present who shall have taken the oath of office, the members present may adjourn the meeting from time to time until a quorum is secured. At such meeting of the newly elected Board, if a quorum is present, the directors may elect officers for the ensuing year and transact any and all business which may be brought before them.

        Section 2.4    Regular Meetings.    The regular meetings of the Board may be held at such time and place as shall from time to time be determined by the Board. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day.

        Section 2.5    Special Meetings.    Special meetings of the Board may be called by the Chairman of the Board, the President or the Secretary, and shall be called at the request of one-third or more of the directors.

        Section 2.6    Notice of Meetings.    Each member of the Board shall be given not less than one day's notice by telephone, facsimile, letter, electronic mail or in person, stating the time and place of any regular or special meeting; such notice may, but need not, state the purpose of said meeting. Notwithstanding anything in these by-laws to the contrary, a valid directors' meeting may be held without notice whenever notice thereof shall be waived in writing by all of the directors, or whenever all of the directors are present at the meeting.

        Section 2.7    Quorum and Voting.    A majority of the directors shall constitute a quorum at all directors' meetings. Except where the vote of a greater number of directors is required by the Articles of Association, these by-laws or under provisions of law, the vote of a majority of the directors at a meeting at which a quorum is present shall be sufficient to transact business.

        Section 2.8    Proceedings and Record.    The Chairman of the Board, if such officer shall have been designated by the Board, shall preside at all meetings thereof, and in his absence or inability to act (or if there shall be no Chairman of the Board) the President, and in his absence or inability to act any other director appointed chairman of the meeting pro tempore, shall preside at meetings of the directors. The Secretary, or any other person appointed by the Board, shall act as secretary of the Board and shall keep accurate minutes of all meetings.

        Section 2.9    Electronic Communications.    A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. A director may participate in a regular or special Board meeting by any means of communication through which the director, other directors so participating and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by any means referred to in this Section 2.9 constitutes presence in person at the meeting.

        Section 2.10    Action Without a Meeting.    Any action required or permitted to be taken at a meeting of the Board of the Association may be taken without a meeting by written action signed by all of the directors.

        Section 2.11    Vacancies.    Any vacancy in the Board may be filled by appointment at any regular or special meeting of the Board by the remaining directors in accordance with the laws of the United States or by action of the shareholders in accordance with Article I of these by-laws. Any director so appointed shall hold his place until the next election.

ARTICLE III

Committees of the Board

        Section 3.1    Executive Committee.    The Board may appoint annually or more often an Executive Committee consisting of two or more directors. In the event an Executive Committee is appointed, the Executive Committee shall have the power to approve, review, and delegate authority to make loans and otherwise extend credit and to purchase and sell bills, notes, bonds, debentures and other legal investments and to establish and review general loan and investment policies. In addition, when the Board is not in session, the Executive Committee shall have the power to exercise all powers of the

Board, except those that cannot legally be delegated by the Board. The Executive Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board at which a quorum is present.

        Section 3.2    Trust Committees.    The Board shall appoint a Trust Audit Committee which shall, at least once during each calendar year, make suitable audits of the Trust Department or cause suitable audits to be made by auditors responsible only to the Board and at such time shall ascertain and report to the Board whether said Department has been administered in accordance with applicable laws and regulations and sound fiduciary principles. Every report to the Board under this section, together with the action taken thereon, shall be noted in the minutes of the Board. The Board shall from time to time appoint such other committees of such membership and with such powers and duties as it is required to appoint under the provisions of Regulation 9 issued by the Comptroller of the Currency relating to the trust powers of national banks, or any amendments thereto, and may appoint such other committees of such membership and with such powers and duties as the Board may provide and as are permitted by said Regulation 9, or any amendments thereto.

        Section 3.3    Other Committees.    The Board, by a majority vote of the whole Board, may create from its own members or (to the extent permitted by applicable law) a combination of its own members and/or officers or employees of the Association or such other persons as the Board may designate or solely from persons who are not members of the Board such other committees as the Board may from time to time deem necessary or appropriate, and the Board may designate the name and term of existence of any such committee and prescribe the duties thereof.

        Section 3.4    Proceedings and Record.    Each committee appointed by the Board may hold regular meetings at such time or times as may be fixed by the Board or by the committee itself. Special meetings of any committee may be called by the chairman or vice chairman or any two members thereof. The Board may, at the time of the appointment of any committee, designate alternate or advisory members, designate its chairman, vice chairman, and secretary, or any one or more thereof, and the committee itself may appoint such of said officers as have not been so designated by the Board if they deem such appointment necessary or advisable. The secretary may but need not be a member of the committee. The Board may at any time prescribe or change the number of members whose presence is required to constitute a quorum at any or all meetings of a committee. The quorum so prescribed need not be a majority of the members of the committee. If no quorum is prescribed by the Board, the presence of a majority of the members of the committee shall be required to constitute a quorum. Each committee shall keep such records of its meetings and proceedings as may be required by law or applicable regulations and may keep such additional records of its meetings and proceedings as it deems necessary or advisable, and each committee may make such rules of procedure for the conduct of its own meetings and the method of discharge of its duties as it deems advisable. Each committee appointed by the Board may appoint subcommittees composed of its own members or other persons and may rely on information furnished to it by such subcommittees or by statistical or other fact-finding departments or employees of this Association, provided that final action shall be taken in each case by the committee. Any action required or permitted to be taken at a meeting of any such committee or subcommittee may be taken without a meeting by written action signed by all of the members of such committee or subcommittee.

ARTICLE IV

Officers and Employees

        Section 4.1    Appointment of Officers.    The Board shall appoint a President, one or more Vice Presidents and a Secretary and may appoint a Chairman of the Board and such other officers as from time to time may appear to the Board to be required or desirable to transact the business of the Association. Only directors shall be eligible for appointment as President or Chairman of the Board. If a director other than the President is appointed Chairman of the Board, the Board shall designate either of these two officers as the chief executive officer of this Association. Any officer designated by the Director of Human Resources as the head of a business or staff group may appoint officers at the rank of Senior Vice President, Managing Director or below, and any such designated officer may delegate this authority to another officer.

        Section 4.2    Tenure of Office.    Officers shall hold their respective offices for the current year for which they are appointed unless they resign, become disqualified or are removed. Any officer appointed by the Board may be removed at any time by the affirmative vote of a majority of the full Board or in accordance with authority granted by the Board. Any officer appointed by another officer may be removed at any time by the filing of a written notice by the appointing officer with the Secretary. During the year between its organization meetings, the Board may appoint additional officers and shall promptly fill any vacancy occurring in any office required to be filled.

        Section 4.3    Chief Executive Officer.    The chief executive officer shall supervise the carrying out of policies adopted or approved by the Board, shall have general executive powers as well as the specific powers conferred by these by-laws, and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him or her by the Board.

        Section 4.4    Secretary.    The Secretary shall attend to the giving of all notices required by these by-laws to be given; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Secretary, or imposed by these by-laws; and shall also perform such other duties as may be assigned from time to time by the Board.

        Section 4.5    General Authority and Duties.    Officers shall have the general powers and duties customarily vested in the office of such officers of a corporation and shall also exercise such powers and perform such duties as may be prescribed by the Articles of Association, by these by-laws, or by the laws or regulations governing the conduct of the business of national banking associations, and shall exercise such other powers and perform such other duties not inconsistent with the Articles of Association, these by-laws or laws or regulations as may be conferred upon or assigned to them by the Board or the chief executive officer.

        Section 4.6    Employees and Agents.    Subject to the authority of the Board, the chief executive officer, or any other officer of the Association authorized by him or by the Board, may appoint or dismiss all or any employees and agents and prescribe their duties and the conditions of their employment, and from time to time fix their compensation.

        Section 4.7    Bonds of Officers and Employees.    The officers and employees of this Association shall give bond with security to be approved by the Board in such penal sum as the Board shall require, as a condition for the faithful and honest discharge of their respective duties and for the faithful application and accounting of all monies, funds and other property which may come into their possession or may be entrusted to their care or placed in their hands. In the discretion of the Board in lieu of having individual bonds for each officer and employee, there may be substituted for the bonds provided for herein a blanket bond covering all officers and employees providing coverage in such amounts and containing such conditions and stipulations as shall be approved by the chief executive officer of this Association or his delegate but subject to the supervision and control of the Board.

ARTICLE V

Stock and Stock Certificates

        Section 5.1    Transfers.    Shares of stock shall be transferable only on the books of the Association upon surrender of the certificate for cancellation, and a transfer book shall be kept in which all transfers of stock shall be recorded.

        Section 5.2    Stock Certificates.    Certificates of stock shall be signed by the Chairman of the Board, if any, the President or a Vice President and the Secretary or any other officer appointed by the Board for that purpose, and shall be sealed with the corporate seal. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed, and shall meet the requirements of 12 U.S.C. §52, as amended.

        Section 5.3    Dividends.    Transfers of stock shall not be suspended preparatory to the declaration of dividends and, unless an agreement to the contrary shall be expressed in the assignments, dividends shall be paid to the shareholders in whose name the stock shall stand at the time of the declaration of the dividends or on such record date as may be fixed by the Board.

        Section 5.4    Lost Certificates.    In the event of loss or destruction of a certificate of stock, a new certificate may be issued in its place upon proof of such loss or destruction and upon receipt of an acceptable bond or agreement of indemnity as may be required by the Board.

ARTICLE VI

Corporate Seal

        Section 6.1    Form.    The corporate seal of the Association shall have inscribed thereon the name of the Association.

        Section 6.2    Authority to Impress.    The Chairman of the Board, if any, the President, the Secretary, any Assistant Secretary or other officer designated by the Board shall have authority to impress or affix the corporate seal to any document requiring such seal, and to attest the same.

ARTICLE VII

Miscellaneous Provisions

        Section 7.1    Banking Hours.    The days and hours during which this Association shall be open for business shall be fixed from time to time by the Board, the Chairman of the Board, if any, or the President, consistent with national and state laws governing banking and business transactions.

        Section 7.2    Execution of Written Instruments.    The execution, acknowledgement, verification, delivery or acceptance on behalf of this Association of agreements, instruments, and other documents relating to or affecting the property or business and affairs of this Association, or of this Association when acting in any representative or fiduciary capacity, shall be binding upon this Association if signed on its behalf by (i) any two of the following officers: the Chairman of the Board, if any, the President, any Vice Chairman, any Executive Vice President or any Senior Managing Director or (ii) any one of the foregoing officers signing jointly with any Managing Director or any Senior Vice President. Whenever any other officer or person shall be authorized to execute any agreement, instrument or other document by resolution of the Board of Directors, or by the chief executive officer, or by any officer or committee designated by the chief executive officer, or by any two of the officers identified in the immediately preceding sentence, such execution by such other officer or person shall be equally binding upon this Association.

        Section 7.3    Records.    The Articles of Association, these by-laws, and any amendments thereto, and the proceedings of all regular and special meetings of the directors and of the shareholders shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the person appointed to act as secretary of the meeting.

        Section 7.4    Fiscal Year.    The fiscal year of the Association shall be the calendar year.

        Section 7.5    Corporate Governance Procedures.    In accordance with 12 C.F.R. Section 7.2000, to the extent not inconsistent with applicable federal banking statutes or regulations or bank safety and soundness, this Association designates and elects to follow the corporate governance procedures of the Delaware General Corporation Law, as amended from time to time.

        Section 7.6    Indemnification.    The Association may make or agree to make indemnification payments to an institution-affiliated party, as defined at 12 U.S.C. Section 1813(u), for an administrative proceeding or civil action initiated by any federal banking agency, that are reasonable and consistent with the requirements of 12 U.S.C. Section 1828(k) and its implementing regulations.

        The Association may indemnify an institution-affiliated party for damages and expenses, including the advancement of expenses and legal fees, in cases involving an administrative proceeding or civil action not initiated by a federal banking agency, in accordance with the provisions set forth in the Association's Articles of Association, which provisions are in accordance with the Delaware General Corporation Law, provided such payments are consistent with safe and sound banking practices.

        Section 7.7.    Ownership Interests in Other Entities.    With respect to any corporation, limited liability company, partnership or any other legal entity in which the Bank has or may acquire an ownership interest, the Chairman of the Board, if any, the President, the Chief Financial Officer or the Treasurer, acting alone, or any other officer or officers appointed from time to time by the Board of Directors or the Executive Committee thereof, may (a) personally authorize, sign and deliver on behalf of the Bank or authorize another person to sign and deliver on behalf of the Bank (i) any proxy, written consent, ballot or other similar instrument solicited by the entity from its owners, (ii) any stock power, assignment, bill of sale or other instrument transferring all or any part of the Bank's ownership of the entity or any agreement, instrument or other document relating thereto, (iii) any purchase of stock or other ownership interest in or contribution to the capital of such entity or any agreement, instrument or other document authorizing or evidencing the same and (iv) any agreement, consent, waiver or other document or instrument sought by the entity or an owner from the owners of the entity and (b) without limiting the generality of the foregoing, personally take, or authorize another person to take, any other action on behalf of the Bank as an owner of such entity.

ARTICLE VIII

By-Laws

        Section 8.1    Inspection.    A copy of these by-laws, with all amendments thereto, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during banking hours.

        Section 8.2    Amendments.    These by-laws may be changed or amended at any regular or special meeting of the Board by a vote of a majority of the full Board or at any regular or special meeting of shareholders by the vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereat.

EXHIBIT 6

May 27, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ JEFFERY T. ROSE Jeffery T. Rose Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business March 31, 2005, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$13,089
Interest-bearing balances		2,119
Securities:
Held-to-maturity securities		0
Available-for-sale securities		25,486
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		3,066
Securities purchased under agreements to resell		915
Loans and lease financing receivables:
Loans and leases held for sale		38,833
Loans and leases, net of unearned income	243,507
LESS: Allowance for loan and lease losses	2,367
Loans and leases, net of unearned income and allowance		241,140
Trading Assets		6,010
Premises and fixed assets (including capitalized leases)		3,453
Other real estate owned		130
Investments in unconsolidated subsidiaries and associated companies		321
Customers' liability to this bank on acceptances outstanding		93
Intangible assets
Goodwill		8,612
Other intangible assets		9,619
Other assets		14,541

Total assets		$367,427

LIABILITIES
Deposits:
In domestic offices		$260,205
Noninterest-bearing	78,724
Interest-bearing	181,481
In foreign offices, Edge and Agreement subsidiaries, and IBFs		19,915
Noninterest-bearing	6
Interest-bearing	19,909
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		11,391
Securities sold under agreements to repurchase		3,347
Trading liabilities		4,996
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		14,191
Bank's liability on acceptances executed and outstanding		93
Subordinated notes and debentures		7,606
Other liabilities		12,350

Total liabilities		$334,094
Minority interest in consolidated subsidiaries		52
EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		520
Surplus (exclude all surplus related to preferred stock)		24,521
Retained earnings		7,788
Accumulated other comprehensive income		452
Other equity capital components		0

Total equity capital		33,281

Total liabilities, minority interest, and equity capital		$367,427

        I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Martin
Vice President

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Howard Atkins
Carrie Tolstedt	Directors
Pat Callahan

QuickLinks

  Exhibit 25
SIGNATURE
  EXHIBIT 4
BY-LAWS OF WELLS FARGO BANK, NATIONAL ASSOCIATION (As amended May 24, 2005)
ARTICLE I Meetings of Shareholders
ARTICLE II Directors
ARTICLE III Committees of the Board
ARTICLE IV Officers and Employees
ARTICLE V Stock and Stock Certificates
ARTICLE VI Corporate Seal
ARTICLE VII Miscellaneous Provisions
ARTICLE VIII By-Laws
  EXHIBIT 6
  EXHIBIT 7